UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 14, 2023

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment and Departures

On March 15, 2023, EnLink Midstream LLC (“ENLC”) announced that GIP III Stetson I, L.P. (“GIP III”), in its capacity as the sole member of EnLink Midstream Manager, LLC (the “Manager”), the managing member of ENLC, appointed Matthew C. Harris, a Founding Partner of Global Infrastructure Partners (“GIP”), as a director to serve on the Board of Directors of the Manager (the “Manager Board”), effective as of March 24, 2023. Mr. Harris will take the place of William J. Brilliant, a GIP Partner who informed the Manager Board of his decision to resign from the Manager Board effective as of the same date. Mr. Brilliant served as a director on the Manager Board since July 2018. Mr. Harris will also serve as the Chairman of the Manager Board and Leldon Echols will serve as Lead Independent Director.

Also on the same date, ENLC announced that Kyle Vann, who has served as a director on the Manager Board since January 2019 and served as a member of the Board of Directors of the general partner of EnLink Midstream Partners, LP (the “General Partner Board”) from April 2006 until January 2019, informed the Manager Board of his decision to retire from the Manager Board. Mr. Vann’s retirement will also be effective as of March 24, 2023. Mr. Vann’s retirement and Mr. Brilliant’s resignation from the Manager Board did not result from any disagreement with the Manager or ENLC. As a result of these director changes, the Manager will decrease the size of the Manager Board from eight to seven.

Mr. Harris previously served as a director of the Managing Member from July 2018 until March 2020 and as a director on the General Partner Board from July 2018 until January 2019. Mr. Harris is a Founding Partner of GIP and his responsibilities include managing GIP’s energy transition and decarbonization investment and capital formation strategy globally and energy industry investment activities, including crude oil and refined product, natural gas, electricity including renewable power and battery storage, LNG and carbon capture and storage.  He is a member of GIP’s Executive Committee, of its Investment Committees and its Portfolio Valuation Committee.  Mr. Harris has been intimately involved in GIP’s investment, management, and strategic activities since its formation in 2006.  Prior to the formation of GIP in 2006, Mr. Harris was Co-Head of the Global Energy Group at Credit Suisse and served as Head of the EMEA Emerging Markets Group.  Prior to his tenure at Credit Suisse, he was a senior member of the Mergers and Acquisitions Group at Kidder Peabody & Co. Incorporated.  Mr. Harris serves as Chairman of the Advisory Board of the Columbia University Climate School Advisory Board and the UCLA College of Social Sciences Dean’s Advisory Board and is a member of the Board of Directors of the Whole Health Institute and the World Wildlife Fund. He holds a B.A. (cum laude) from the University of California at Los Angeles.  Mr. Harris was selected to serve as a director due to, among other factors, his investment and strategic experience, his leadership skills, and his experience in mergers and acquisitions.

Mr. Harris will not receive any separate compensation for his service as a director. Mr. Harris will serve as the Chairman of the Governance and Compensation Committee of the Manager Board.

Indemnification Agreement

ENLC has a practice of entering into indemnification agreements (the “Indemnification Agreements”) with each of the Manager’s directors and executive officers (collectively, the “Indemnitees”). In connection with his appointment to the Manager Board, ENLC entered into an Indemnification Agreement with Mr. Harris. Under the terms of the Indemnification Agreements, ENLC has agreed to indemnify and hold the Indemnitee harmless, subject to certain conditions, from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all “expenses” (as defined in the Indemnification Agreements) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals (each, a “proceeding”), in each case, in which the Indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the Indemnitee determines might lead to the institution of any proceeding, related to the fact that the Indemnitee is or was a director, manager, or officer of ENLC or the Manager, or is or was serving at the request of ENLC or the Manager, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature. ENLC has also agreed to advance the expenses of an Indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the Indemnification Agreements as of the date of the Indemnification Agreements, the Indemnitee shall enjoy the greater benefits so afforded by such change.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement, the form of which was filed as Exhibit 10.1 to ENLC’s Current Report on Form 8-K dated July 17, 2018, filed with the Securities and Exchange Commission on July 23, 2018, and which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 15, 2023, the Company issued a press release announcing the Manager Board changes described in Item 5.02 of this Current Report on Form 8-K (the “Current Report”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached exhibit shall be deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press release dated March 15, 2023.

104	—	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC, its Managing Member

Date: March 15, 2023	By:	/s/ Benjamin D. Lamb
Benjamin D. Lamb
Executive Vice President and Chief Financial Officer

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